Exhibit 10.2

CORPORATE GOVERNANCE AGREEMENT

August     , 2012

[Investor Name and Address]

Re: Corporate Governance Agreement

Gentlemen:

This letter agreement (this “Agreement”) will confirm the agreement among Provident New York Bancorp (the “Company”) and Provident Bank, a federal savings association (the “Bank”), of the one part, and [Name of Investor] (“Investor”), of the other part. In this Agreement, the boards of directors of the Company and the Bank are sometimes referred to individually as a “Board” and collectively as “Boards.”

1.	Board Seats for Investor Nominees.

(a) The Company and the Bank shall each agree to:

(i) immediately upon Investor’s request, (A) cause each Board to increase the number of directors on its Board by one (1) director and (B) appoint a person nominated by Investor (the “Investor Nominee”) as provided in this Section 1 to its Board, subject to any required regulatory approvals and to the reasonable approval of the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”), which approval shall not be unreasonably withheld, conditioned or delayed; and

(ii) at each meeting of stockholders for election of directors at which the position to be occupied under this Agreement by an Investor Nominee on any Board is to be determined by stockholder election, (A) cause an Investor Nominee to be recommended by the Nominating Committee for consideration by the Board and to be nominated by the Board for election as a director, subject to the considerations described in clause (i); (B) recommend to its stockholders the election of, and use its commercially reasonable efforts to cause the election to, the Board, including soliciting proxies for the election of the Investor Nominee to the same extent as it does, consistent with past practice, for any other Board nominee for election as a director; and (C) request each then current member of such Board to vote as a stockholder for approval of the Investor Nominee.

(b) Should for any reason a Board fail to nominate the Investor Nominee, without limiting any other rights or remedies of Investor, the right of Investor to nominate an Investor Nominee shall remain in effect and Investor shall have the right to repropose one or more Investor Nominee to which this Agreement shall then apply.

(c) Any Investor Nominee shall not be nominated for election or appointed to the Board unless he or she acknowledges and agrees to be bound by the principles set forth in the Company’s Corporate Governance Guidelines, Code of Ethics, and all other Company policies generally applicable to members of the Board as now in effect or hereafter amended.

(d) In the event of the death, disability, resignation or removal of the Investor Nominee, the Company and the Bank shall cause the prompt election to the Boards of a replacement director designated by Investor, subject to the fulfillment of its fiduciary duties and the requirements set forth in this Section 1, to fill the resulting vacancy, and such individual shall then be deemed an Investor Nominee for all purposes under this Agreement.

(e) So long as the Investor Nominee serves as a director on at least one of the Boards, the Investor Nominee shall be subject to and abide by the Company’s policies and procedures regarding trading in the Company’s securities, including those involving blackout windows on trading, in each case, to the same extent as other directors.

(f) Any Investor Nominee shall be entitled to the same cash compensation and participation in Company and Bank equity plans and same indemnification in connection with his or her role as a director as the other members of the Boards, and each Investor Nominee shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Boards or any committees thereof, to the same extent as the other members of the Boards. With respect to indemnification of any Investor Nominee, the Company and the Bank, respectively, agree (i) that it is the indemnitor of first resort (i.e., its obligations to any Investor Nominee are primary and any obligation of Investor or its Affiliates (other than the Company or the Bank) to advance expenses or to provide indemnification for the same expenses of liabilities incurred by such Person are secondary) with respect to any actions, costs, charges, losses, damages or expenses incurred or sustained in connection with the execution by such Person of his or her duties as a director of the Company or the Bank, as the case may be, and (ii) that it irrevocably waives, relinquishes and releases Investor and their Affiliates from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Company or the Bank, as the case may be, shall notify each Investor Nominee of all regular and special meetings of the Boards and shall notify each Investor Nominee of all regular and special meetings of any committee of the Boards of which the Investor Nominee is a member in accordance with the Company’s or the Bank’s bylaws as then in effect. The Company or the Bank, as the case may be, shall provide each Investor Nominee with copies of all notices, minutes, consents and other materials provided to all other members of the Boards concurrently as such materials are provided to the other members.

(g) If at any time Investor (together with its Affiliates) no longer Beneficially Owns at least 75% of its Beneficial Ownership position in the Company’s shares acquired pursuant to the Purchase Agreement of even date herewith (the “Purchase Agreement”) between Investor and the Company (its “Qualifying Ownership Interest”), Investor will have no further rights under this Section 1, and, at the written request of the Boards, shall use its reasonable best efforts to cause its Investor Nominee to resign from the Boards within fifteen (15) calendar days thereafter. Investor shall inform the Company if and when it ceases to hold its Qualifying Ownership Interest. Notwithstanding the foregoing, any Investor Nominee then serving as a director shall continue to be entitled to the same compensation and indemnification in connection with his or her role as a director as the other members of the Boards, and upon such Investor Nominee’s resignation or failure to stand for re-election, such Investor Nominee shall be entitled to the same indemnification as any other former director of the Boards.

(h) Notwithstanding anything to the contrary in this Agreement, an Investor Nominee shall have no right to be nominated to the Board of the Bank if he or she is not elected to serve on the Board of the Company.

2.	Board Observation Provisions.

(a) At all times when Investor has the right to an Investor Nominee as provided in Section 1, upon the written request of Investor and in lieu of Investor’s nomination of an Investor Nominee, Investor will be entitled to designate a representative (the “Representative”) to receive a standing invitation to attend each of the meetings of the Boards of such entity or entities in the capacity of a nonvoting observer. The Representative shall be reasonably acceptable to the applicable Board. The appointment by Investor of a Representative shall not prevent Investor from nominating an Investor Nominee in lieu of a Representative at a future time.

(b) The Company and the Bank will provide to Investor all information distributed to the members of either of the Boards or their respective committees, quarterly and annual audited and unaudited consolidated financial statements, and copies of all reports required to be filed under applicable law or under the terms of any outstanding debt instrument. Investor after appropriate notification of management may visit and inspect the Company’s and the Bank’s (and their respective subsidiaries’) properties, books and records. In addition, Investor may consult with management of the Company and the Bank and their respective subsidiaries on Investor’s views on matters relating to the operation of the business, provided that management of the Company and the Bank shall not be contractually obligated to consult with Investor pursuant to the foregoing language more than once per quarter. The foregoing language shall not be deemed to limit any rights or fiduciary obligations of Investor’s designated Board member.

(c) The foregoing rights granted to Investor are subject to the Company’s and the Bank’s respective right to withhold information and to exclude such Representative from any meeting, or portion thereof, but only to the extent (i) reasonably determined by the Chairman of the Board or a majority of the members of the Board necessary for purposes of competitive factors or attorney-client privilege, (ii) directly related to Investor’s investment or (iii) the Board so determines in good faith after consultation with counsel.

(d) Investor agrees to cause its Representative to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such Representative.

3.	Governance Provisions.

(a) Standstill Restrictions.

(i) Each of Investor and its Affiliates (regardless of whether an entity becomes an Affiliate after the date of this Agreement) shall not, directly or indirectly: Beneficially Own any Voting Securities in excess of the Investor Ownership Limit, except as a result of repurchases of Voting Securities by the Company. If at any time Investor becomes aware that it and its Affiliates Beneficially Own more than the Investor Ownership Limit, then, notwithstanding any remedies that may be available at law or equity to the Company upon the occurrence of such event, Investor shall promptly take all action necessary to reduce the amount of Voting Securities Beneficially Owned by such Persons to an amount not greater than the Investor Ownership Limit.

(ii) Other than with the written consent of the Company, each of Investor and its Affiliates shall not, directly or indirectly: (A) seek representation on the Board other than as provided in Section 1 above; (ii) effect, offer or propose to effect, or announce any intention to effect or cause (I) any tender or exchange offer, merger or other business combination involving the Company or its subsidiaries or assets constituting a significant portion of the consolidated assets of the Company and its subsidiaries, (II) any recapitalization, restructuring, liquidation or dissolution with respect to the Company or any of its subsidiaries, or (III) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its subsidiaries; (B) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company or otherwise act in concert with any Person in respect of any such securities; (C) take any action that would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in (A) or (B) above; (D) submit any stockholder proposal pursuant to Rule 14a-8 under the Exchange Act or any successor thereto, or (E) enter into any discussions or arrangements with any third party with respect to any of the foregoing; provided, however, that the foregoing shall not restrict the ability of the Investor Nominee from exercising his or her fiduciary duties.

(b) Restrictions on Transfer. Investor will not Transfer or permit any of its Affiliates to Transfer any Voting Securities to any Person (including such Person’s Affiliates and any Person or entities which are part of any 13D Group which includes such transferee or any of its Affiliates) that, after giving effect to such Transfer, would Beneficially Own Voting Securities representing more than 9.9% of the total combined voting power in the general election of directors of all the Voting Securities then outstanding unless such transferee agrees to be bound by the terms and conditions of this Agreement.

(c) Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 3(c):

(i) “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this Agreement, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

(ii) “Beneficial Ownership” by any Person of any security means ownership by such Person who, together with Affiliates of such Person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) voting power that includes the power to vote, or to direct the voting of, such security, or (b) investment power that includes the power to dispose of, or to direct the disposition of, such security, or (c) a right to acquire any of the powers set forth in (a) and (b) above within 60 days

(of any date of determination of “Beneficial Ownership) in respect of such security. The terms “Beneficially Own,” “Beneficially Owned,” “Beneficially Owning” and “Beneficial Owner” shall have a correlative meaning.

(iii) “Disinterested Director” means a director who is not Affiliated with, and was not nominated by, Investor.

(iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same may be amended and shall be in effect from time to time.

(v) “Investor Ownership Limit” shall be equal to 9.9% of all of the Voting Securities outstanding at the time of determination.

(vi) “Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

(vii) “Purchased Shares” means the shares of Company common stock purchased by Investor pursuant to the Purchase Agreement.

(viii) “Transfer” shall mean any sale, exchange, transfer, pledge, encumbrance or other disposition, and to “Transfer” shall mean to sell, exchange, transfer, pledge, encumber or otherwise dispose of.

(ix) “Voting Securities” shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

4.	Confidentiality.

(a) As long as Investor is a stockholder of the Company and for eighteen (18) months thereafter, Investor hereby agrees to keep confidential, and to cause its representatives and Affiliates to whom it has disclosed Company Proprietary Information (as defined below) to keep confidential, any and all information whether oral, graphic, written, electronic or in any other medium concerning the Company or its subsidiaries furnished to Investor or on behalf of the Company, together with all notes, analyses, compilations, studies or other documents prepared by Investor or any of Investor’s representatives or Affiliates that contain, are based upon or otherwise reflect such information (collectively, the “Company Proprietary Information”) that was disclosed by the Company on or prior to the date of this Agreement or that is disclosed on or after the date of this Agreement by the Company or any Investor Nominee or Representative to Investor or Investor’s representatives or Affiliates; provided, however, that Company Proprietary Information may be disclosed (i) to Investor’s representatives and Affiliates in the normal course of the performance of their duties, to any financial institution providing credit to such Investor, or to any investor or potential investor of such Investor or its Affiliates, provided that such Investor shall be responsible for any use or disclosure of such Company Proprietary Information by such persons that would constitute a breach of this Section

4, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process to which Investor is subject, subject to Section 4(b) hereof), and/or (iii) to any regulatory authority or rating agency to which Investor or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information; and provided further, however, that Company Proprietary Information shall not include any information that (a) was or becomes generally available to the public other than as a result of a disclosure by Investor or Investor’s representatives or Affiliates, (b) was or becomes available to Investor on a non-confidential basis from a source other than the Company or its advisers, provided that such source was not known by Investor, after reasonable inquiry, to be bound by any agreement with the Company to keep such information confidential, or otherwise prohibited from transmitting the information to Investor by a contractual, legal or fiduciary obligation, (c) as shown by written records, was available to Investor on a non-confidential basis prior to its disclosure to Investor or its representatives by the Company, or (d) is independently developed by Investor without violating any confidentiality agreement with, or other obligation of secrecy to, the Company. Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order and to the requirement that such Investor seek to use the minimum amount reasonably necessary) of Company Proprietary Information in connection with the assertion or defense of any claim by or against the Company or Investor or its Affiliates. Investor shall be responsible for any failure of its representatives to keep confidential the Company Proprietary Information and Investor shall, at its sole expense, take all reasonable measures to restrain its representatives from prohibited or unauthorized disclosure or use of the Company Proprietary Information.

(b) In the event that Investor is required by law to disclose any Company Proprietary Information, Investor will provide the Company with prompt written notice of such request or requirement so that it may seek an appropriate protective order. If, failing the entry of a protective order, Investor is, in the opinion of its counsel, compelled to disclose Company Proprietary Information, Investor may disclose that portion of the Company Proprietary Information that Investor’s counsel advises that it is compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Company Proprietary Information that is being disclosed. In any event, with respect to the Company’s obtaining an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Company Proprietary Information, Investor will use reasonable efforts to cooperate with the Company, at the Company’s expense, and will not unreasonably oppose those actions by the Company.

5.	General Provisions.

(a) Compliance with Securities Laws and Insider Trading Policy. Investor shall comply with all federal securities laws in connection with its exercise of its rights under this Agreement and its purchases and sales of the Company’s securities, and agrees to be bound by any “insider trading” policy of the Company, reasonably acceptable to Investor, in any period during which it is exercising its rights under this Agreement.

(b) Corporate Opportunities. Each of the parties hereto acknowledges that each Investor and its Affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its Subsidiaries, and may trade in the securities of such enterprise. No Investor or any of its Affiliates or related investment funds shall be precluded or in any way restricted from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company and its Subsidiaries. Except as set forth below, the parties expressly acknowledge and agree that: (a) the Investors and the Affiliates of the Investors have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company and its Subsidiaries; and (b) in the event that any Investor or any of their Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries, such Investor or Affiliate shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries or any other Investor or stockholders of the Company for breach of any duty (contractual or otherwise) by reason of the fact that an Investor, any Affiliate thereof or related investment fund thereof, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company or its Subsidiaries. Notwithstanding the foregoing, an Investor Nominee or a Representative shall be subject to, and comply with, the Company’s Code of Ethics for Directors and Employees, including the provisions therein relating to conflicts of interest and confidential information. If an Investor Nominee or Representative acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries, such opportunity shall belong to the Company unless such corporate opportunity is, in the first instance, expressly offered to such person solely in his or her capacity with the Investor or its Affiliates, in which case such corporate opportunity shall belong to the Investor and its Affiliates.

(c) Survival. The provisions of this Agreement shall survive closing under the Purchase Agreement. The sections of this Agreement titled “Board Seats for Investor Nominees” and “Board Observation Rights” shall continue and be binding upon the Company and the Bank as long as Investor and its Affiliates Beneficially Own in the aggregate at least 75% of the Purchased Shares. Notwithstanding the foregoing, at all times that Investor is a stockholder in the Company, Investor shall be entitled to receive from the Company copies of all information distributed to the members of either of the Boards or their respective committees, quarterly and annual audited and unaudited consolidated financial statements, and copies of all reports required to be filed under applicable law or under the terms of any outstanding debt instrument.

(d) Most Favorable Rights. The Company represents and warrants that the Company has not entered into any side letter or letter agreement or any similar agreement with any of the other parties to the Purchase Agreement (a “Side Letter”) that has the effect of establishing rights or otherwise benefiting any other party to the Purchase Agreement in a manner more favorable in any material respect to such party than the rights and benefits established in favor of Investor under this Agreement.

(e) Costs and Expenses.

(i) Except as provided in the next paragraph, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement. The Company shall pay all transfer agent fees; all SEC, FINRA and securities exchange registration and filing fees; all fees and expenses of complying with state securities or “blue sky” laws (including fees and disbursements of counsel for any underwriters in connection with any blue sky qualifications); all fees and expenses incurred in connection with the listing of the Common Stock; stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Common Stock to Investor.

(ii) The Company acknowledges that Investor has expended and is expending significant time and money in connection with this Agreement. To induce Investor to execute this Agreement and to expend the time and resources necessary to effect its investment in the Common Stock, the Company agrees to reimburse Investor for up to $25,000 for the reasonable documented out-of-pocket expenses of Investor incurred in connection with its due diligence and the preparation and negotiation of the Purchase Agreement and the transactions contemplated by that Agreement (the “Expense Reimbursement”), payable within fifteen (15) days of the Company’s receipt of Investor’s invoice; provided, however, if the closing does not occur due to Investor’s material breach of its obligations under the Purchase Agreement, then the Company shall have no obligation to reimburse Investor for the Expense Reimbursement.

(f) Assignment. The rights of Investor shall be personal to Investor and the transfer, assignment and/or conveyance of said rights from Investor to any other Person (other than in connection with a transfer of securities to an Affiliate which assumes the obligations of Investor hereunder) is prohibited and shall be void and of no force or effect.

(g) Equitable Performance. The Company and the Bank agree that Investor will not have an adequate remedy at law for a breach by the Company of this Agreement and therefore that upon any such breach Investor shall be entitled to enforce this Agreement by injunction or with other equitable remedies.

(h) Rights Non-Exclusive. The rights granted to Investor hereunder are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to Investor as holder of securities of the Company or pursuant to any other agreement with the Company or the Bank.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

(j) Venue; Jurisdiction. Any action or proceeding in respect of any claim arising out of or relating to this Agreement or the transaction contained in or contemplated by this Agreement shall be brought exclusively in the Court of Chancery of the State of Delaware or, to the extent such Court does not have subject matter jurisdiction) the United States District Court for the District of Delaware, and the parties hereto irrevocably submit to the exclusive jurisdiction of both such courts in respect of any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such legal proceeding. Any actions or proceedings to enforce a judgment issued by one of the foregoing courts may be enforced in any jurisdiction.

(k) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF INVESTOR, THE COMPANY AND THE BANK HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION, OR SUIT (WHETHER IN CONTRACT, TORT, OR OTHERWISE), INQUIRY, PROCEEDING, OR INVESTIGATION ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF INVESTOR, THE COMPANY AND THE BANK ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 5(k) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. INVESTOR, THE COMPANY AND THE BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5(k) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(l) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the other documents and instruments referred to herein, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(m) Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger as follows:

(i)	if to the Company or the Bank:

Provident New York Bancorp

Attention: General Counsel

400 Rella Blvd

Montebello, New York 10901

(ii)	if to Investor:

or in any such case to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile if promptly confirmed.

(n) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(o) Amendments and Waivers. This Agreement may not be amended, except by an agreement in writing, executed by each of the Company, the Bank and Investor, and, compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the party against whom the waiver is intended to be effective. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any amendment or waiver of this Agreement by the Company or the Bank, or any consent of the Company or the Bank contemplated in this Agreement, shall require the approval of a majority of the Disinterested Directors.

(p) Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

(q) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

(r) Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments)

by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, this letter agreement has been duly executed by the parties set forth below as of the date written above.

PROVIDENT NEW YORK BANCORP

By:
Name:
Title:

PROVIDENT BANK

By:
Name:
Title:

[INVESTOR]
By:

By:
Name:
Title: